UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): August 27, 2012

Carter Validus Mission Critical REIT, Inc.

(Exact Name of Registrant as Specified in Its Charter)

Maryland	000-54675	27-1550167
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

4211 West Boy Scout Blvd.

Suite 500

Tampa, Florida 33607

(Address of principal executive offices)

(813) 287-0101

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

The information reported in Item 2.01 of this Current Report on Form 8-K is incorporated herein by reference.

Item 2.01	Completion of Acquisition or Disposition of Assets.

On August 27, 2012, through a wholly-owned subsidiary, Carter/Validus Operating Partnership, LP (“CVOP”), the operating partnership of Carter Validus Mission Critical REIT, Inc. (the “Company”), entered into an agreement with Carter Validus Properties, LLC (the “Assignor”), an affiliated entity of the Company, to assume all of the Assignor’s right, title and interest in a Purchase Agreement (the “Purchase Agreement”) with Bremnerduke Mary Shiels Development, L.P. (the “Seller”), which is not affiliated with the Company, its advisor or affiliates, for the purchase of 100% of the Seller’s interest in a 24-bed hospital (the “Baylor Medical Center”), located in Dallas, Texas. The Purchase Agreement provides for a purchase price of $31,000,000, plus closing costs. On August 20, 2012, HC-2727 E. Lemmon Avenue, LLC (“HC-2727 Lemmon”), a wholly-owned subsidiary of CVOP, was formed to acquire and own the Baylor Medical Center. On August 29, 2012, HC-2727 Lemmon completed the acquisition of the Baylor Medical Center. The acquisition was funded by net proceeds from the Company’s ongoing initial public offering and the Company’s existing line of credit.

In connection with the acquisition, the Company paid an acquisition fee of approximately $620,000, or 2.0% of the purchase price, to its advisor, Carter Validus Advisors, LLC. An affiliate of the Company’s advisor has been retained to manage, operate, lease and supervise the overall maintenance of the Baylor Medical Center and will receive a property management fee of 3.0% of monthly revenue derived from the Baylor Medical Center. The Company currently has no plans for any renovations, improvements or further development of the Baylor Medical Center. The Company believes the Baylor Medical Center is adequately insured.

The Baylor Medical Center was constructed in 2010 with 62,390 square feet, located on approximately 1.28 acres of land in Dallas, Texas. As of August 29, 2012, the Baylor Medical Center was 100% leased to MSH Partners, L.L.C. (“MSH Partners”), which is a joint venture between Baylor Health Care System and United Surgical Partners International. We believe the tenant is creditworthy based on its historical revenue and cash flow streams. All of the operations of the Baylor Medical Center and the principal nature of business of MSH Partners are healthcare related.

The following table shows, as of August 29, 2012, the current effective annual rental income, lease expiration and renewal options for MSH Partners:

	Square	Current Annual	Base Rent per Square	Lease Term
Tenant	Feet	Base Rent(1)	Foot	Beginning	Ending	Renewal Options

MSH Partners(2)	62,390	$ 2,346,962	$ 37.62	1/17/2011	1/31/2031	Four-5yr Options

(1)	Rent increases annually by 2% of the then current annual base rent.
(2)	The tenant entered into a net lease pursuant to which the tenant is required to pay all operating expenses and capital expenditures of the building.

In evaluating the Baylor Medical Center as a potential acquisition and determining the appropriate amount of consideration to be paid for such acquisition, a variety of factors were considered, including the property condition and environmental reports, physical condition and curb appeal, age, location, including visibility and access, tenant creditworthiness, the operators of the facility, United Surgical Partners International, which operates over 200 surgical properties, and Baylor Health Care System, lease terms, including rent, rent increases, length of lease term, specific tenant and landlord responsibilities, renewal options, expansion, termination, purchase options, exclusive and permitted use provisions, assignment, sublease and co-tenancy provisions, local market conditions, demographics and population growth patterns, neighboring properties, the potential for new property construction in the area and whether there were any anticipated required capital improvements.

For 2011, the real estate taxes on the Baylor Medical Center were approximately $545,600. For federal income tax purposes, we estimate that the depreciable basis in the Baylor Medical Center will be approximately $27,900,000. For federal income tax purposes, we depreciate personal property and buildings based upon an estimated useful life of 7 and 39 years, respectively.

Item 2.03	Creation of Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

As previously reported in a Current Report on Form 8-K filed with the Securities and Exchange Commission on April 4, 2012, CVOP entered into a credit agreement with KeyBank National Association (“KeyBank”) and the other lenders party thereto, to obtain a secured revolving credit facility in an aggregate maximum principal amount of $55,000,000 (as amended from time to time, the “KeyBank Line of Credit”).

On August 29, 2012, CVOP, in connection with the acquisition of the Baylor Medical Center, entered into a joinder agreement, dated August 29, 2012, and an assignment of leases and rents, dated August 29, 2012, with KeyBank, which, among other things, increased CVOP’s borrowing base availability under the KeyBank Line of Credit by approximately $16,195,000, bringing the total borrowing base availability under the KeyBank Line of Credit to an aggregate of $48,480,000. CVOP has pledged a security interest in the Baylor Medical Center that serves as collateral for the KeyBank Line of Credit. As previously disclosed in the Current Report on Form 8-K filed on April 4, 2012, the initial term of the KeyBank Line of Credit is 36 months from the closing date, maturing on March 30, 2015, which may be extended by a 12-month period subject to the satisfaction of certain conditions, including payment of an extension fee. During the initial and the extended term of the KeyBank Line of Credit, any loan made under it will bear interest at per annum rates equal to either: (a) the London Interbank Offered Rate, plus an applicable margin ranging from 2.50% to 3.50%, which is determined based on the overall leverage of CVOP or (b) a base rate which means, for any day, a fluctuating rate per annum equal to the prime rate for such day plus an applicable margin ranging from 1.25% to 2.25%, which is determined based on the overall leverage of CVOP.

As of August 29, 2012, CVOP had an outstanding balance of $34,000,000, and approximately $14,480,000 remaining available under the borrowing base of the KeyBank Line of Credit.

Forward-Looking Statements

This Current Report on Form 8-K contains forward-looking statements within the meaning of federal securities laws and regulations. These forward-looking statements are identified by their use of terms and phrases such as “anticipate,” “believe,” “continue,” “could,” “estimate,” “expect,” “intend,” “may,” “plan,” “predict,” “project,” “should,” “will” and other similar terms and phrases, including references to assumptions and forecasts of future results. Forward-looking statements are not guarantees of future performance and involve known and unknown risks, uncertainties and other factors that may cause the actual results to differ materially from those anticipated at the time the forward-looking statements are made. Operating results will be affected by economic and regulatory changes that have an adverse impact on the real estate market and the Company cannot assure you that there will be growth in the value of the Company’s properties. Although the Company believes the expectations reflected in such forward-looking statements are based upon reasonable assumptions, it can give no assurance that the expectations will be attained or that any deviation will not be material. The Company undertakes no obligation to update any forward-looking statement contained herein to conform the statement to actual results or changes in the Company’s expectations.

Item 7.01	Regulation FD Disclosure.

On August 31, 2012, the Company issued a press release announcing the purchase of the Baylor Medical Center for a purchase price of $31,000,000. A copy of the press release, which is hereby incorporated into this filing in its entirety, is attached to this Current Report on Form 8-K as Exhibit 99.1.

On August 31, 2012, the Company also issued a press release announcing it had entered into a preferred equity investment in the principal amount of $15,000,000. A copy of the press release, which is hereby incorporated into this filing in its entirety, is attached to this Current Report on Form 8-K as Exhibit 99.2.

The information furnished under this Item 7.01 of this Current Report on Form 8-K, including Exhibit 99.1 and Exhibit 99.2, shall not be deemed to be “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that section.

Item 9.01	Financial Statements and Exhibits

(a) Financial Statements.

It is not practical to provide the financial statements at this time. Such financial statements, to the extent required, will be filed as an amendment to this Current Report on Form 8-K no later than 71 days after the deadline for filing this Form 8-K.

(b) Pro Forma Financial Information.

See paragraph (a) above.

(d) Exhibits

10.1	Purchase Agreement by and between Bremnerduke Mary Shiels Development, L.P., as Seller, and Carter Validus Properties, LLC, as Purchaser, dated July 26, 2012.

10.2	Joinder Agreement by HC-2727 E. Lemmon Avenue, LLC delivered to KeyBank National Association, as Agent, dated August 29, 2012.

10.3	Assignment of Leases and Rents by HC-2727 E. Lemmon Avenue, LLC to KeyBank National Association, dated August 29, 2012.

10.4	Deed of Trust, Security Agreement and Assignment of Leases and Rents by and among HC-2727 E. Lemmon Avenue, LLC, Gary S. Farmer, as trustee, and KeyBank National Association, as Agent, dated August 29, 2012.

99.1	Carter Validus Mission Critical REIT, Inc. Press Release, dated August 31, 2012.

99.2	Carter Validus Mission Critical REIT, Inc. Press Release, dated August 31, 2012.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Carter Validus Mission Critical REIT, Inc.

Dated: August 31, 2012	By:	/s/ Todd M. Sakow
		Name:	Todd M. Sakow
		Title:	Chief Financial Officer